Exhibit 2

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

15 July 2005

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY NSW 2000

Dear Sir/Madam

Substantial Shareholder Notice

In accordance with section 671B(3) of the Corporations Act 2001 (Cth), we attach our Notice of Initial Substantial Shareholder Notice (Form 603) in respect of Powers Trust.

Yours faithfully

Emma Lawler

Company Secretary

Form 603

Corporations Law

Section 671B

Notice of initial substantial holder

To	Company Name/Scheme	Powers Trust

ACN/ARSN		ARSN: 105 094 442

1.     Details of substantial holder(1)

Name	WESTPAC BANKING CORPORATION (WBC)

ACN/ARSN (if applicable)	ABN 33 007 457 141

The holder became a substantial holder on	12/07/05

2.     Details of voting power

The total number of votes attached to all the voting shares in the company or voting interests in the scheme that the substantial holder or an associate (2) had a relevant interest (3) in on the date the substantial holder became a substantial holder are as follows:

Class of securities	Number of securities	Person’s votes (5)	Voting power (6)

Ordinary	271,979	271,979	5.07%

3.     Details of relevant interests

The nature of the relevant interest the substantial holder or an associate had in the following voting securities on the date the substantial holder became a substantial holder are as follows:

Holder of relevant interest	Nature of relevant interest (7)	Class and number of securities

BT Funds Management Limited

BT Funds Management Limited is the manager of various superannuation funds, institutional investor portfolios and unit trusts and, in that capacity, can exercise the power to vote or dispose of the shares.

16,590 Ordinary

BT Investment Management No.3 Pty Limited

BT Investment Management No.3 Pty Limited is the manager of various superannuation funds, institutional investor portfolios and unit trusts and, in that capacity, can exercise the power to vote or dispose of the shares.

14,500 Ordinary

BT Investment Management No.2 Limited

BT Investment Management No.2 Limited is the manager of various superannuation funds, institutional investor portfolios and unit trusts and, in that capacity, can exercise the power to vote or dispose of the shares.

20,889 Ordinary

4.     Details of present registered holders

The persons registered as holders of the securities referred to in paragraph 3 above are as follows:

Holder of relevant interest	Registered holder of securities	Persons entitled to be registered as holder (8)	Class and number of securities

BT Funds Management Limited	Westpac Custodian Nominees Limited	See Schedule

BT Investment Management No.3 Pty Limited	Westpac Custodian Nominees Limited	See Schedule

BT Investment Management No.2 Limited	Westpac Custodian Nominees Limited	See Schedule

5.     Consideration

The consideration paid for each relevant interest referred to in paragraph 3 above, and acquired in the four months prior to the day that the substantial holder became a substantial holder is as follows:

Holder of relevant interest	Date of acquisition	Consideration (9)		Class and number of securities
		Cash	Non-cash
WBC & associates	See Schedule	See Schedule

6.     Associates

The reasons the persons named in paragraph 3 above are associates of the substantial holder are as follows:

Name and ACN/ARSN (if applicable)	Nature of association

7.     Addresses

The addresses of persons named in this form are as follows:

Name	Address

Westpac Banking Corporation (WBC)	Level 25, 60 Martin Place, Sydney NSW 2000

Westpac Financial Services Group Limited (WFSG)	Level 15, Chifley Tower, 2 Chifley Square, Sydney NSW 2000

BT Investment Management No.2 Limited	Level 15, Chifley Tower, 2 Chifley Square, Sydney NSW 2000

BT Investment Management No.3 Pty Limited	Level 15, Chifley Tower, 2 Chifley Square, Sydney NSW 2000

BT Funds Management Limited	Level 15, Chifley Tower, 2 Chifley Square, Sydney NSW 2000

Signature

print name	Emma Lawler	capacity	Company Secretary

sign here		date	15/07/2005

DIRECTIONS

(1)   If there are a number of substantial holders with similar or related relevant interests (eg. a corporation and its related corporations, or the manager and trustee of an equity trust), the names could be included in an annexure to the form. If the relevant interests of a group of persons are essentially similar, they may be referred to throughout the form as a specifically named group if the membership of each group, with the names and addresses of members is clearly set out in paragraph 6of the form.

(2)   See the definition of “associate” in section 9 of the Corporations Law.

(3)   See the definition of “relevant interest” in sections 608 and 671B(7) of the Corporations Law.

(4)   The voting shares of a company constitute one class unless divided into separate classes.

(5)   The total number of votes attached to all the voting shares in the company or voting interests in the scheme (if any) that the person or an associate has a relevant interest in.

(6)   The person’s votes divided by the total votes in the body corporate scheme multiplied by 100.

(7)   Include details of:

(a)   Any relevant agreement or other circumstances because of which the change in relevant interest occurred. If subsection 671B(4) applies, a copy of any document setting out the terms of any relevant agreement, and with a statement by the person giving full and accurate details of any contract, scheme or arrangement, must accompany this form, together with a written statement certifying this contract, scheme or arrangement; and

(b)   Any qualification of the power of a person to exercise, control the exercise of, or influence the exercise of, the voting powers or disposal of the securities to which the relevant interest relates (indicating clearly the particular securities to which the qualification applies).

See the definition of “relevant agreement” in section 9 of the Corporations Law.

(8)   If the substantial holder is unable to determine the identity of the person (eg. if the relevant interest arises because of an option) write “unknown”.

(9)   Details of the consideration must include any and all benefits, money and other, that any person from whom a relevant interest was acquired has, or may, become entitled to receive in relation to that acquisition. Details must be included even if the benefit is conditional on the happening or not of a contingency. Details mus be included of any benefit paid on behalf of the substantial holder or its associate in relation to the acquisitions, even if they are not paid directly to the person from whom the relevant interest was acquired.

SCHEDULE 2

No Transactions